UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2005

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2005, the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors of Avatar Holdings Inc. (the "Company") approved certain changes to the compensation of non-employee directors effective as of such date. The principal changes were as follows:

Deferral Arrangements

Non-employee directors may elect to defer up to 50% of their annual cash retainer and any committee fees into shares of common stock of the Company (the "Common Stock") under the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) (the "Plan"). If the non-employee director elects to defer any such fees, the deferred amount is converted into notional shares of Common Stock ("Stock Units") based on the closing price of a share of Common Stock on the date such fees would otherwise be payable in cash. The Stock Units are non-transferable and accrue notional dividends at the same time and in equivalent amounts as dividends on shares of Common Stock, if any. Stock Units and notional dividends, if any, are converted into shares of Common Stock and distributed to the non-employee director on dates selected by the non-employee director (or, if earlier, the date on which the non-employee director no longer serves as a member of the Board of Directors of the Company).

The Committee approved a form of Deferred Compensation Agreement for Non-Employee Director’s Fees, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Restricted Stock Unit Awards

On June 13, 2005 (the "Award Date"), pursuant to and subject to the provisions of the Plan, each non-employee director was awarded 400 restricted stock units ("RSUs") for service as a director for the term beginning May 24, 2005. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the Award Date and the date immediately preceding the date of the next Annual Meeting of Shareholders of the Company, provided that the non-employee director is a member of the Board of Directors of the Company on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change in control of the Company. If the non-employee director ceases to be a member of the Board for any other reason, the RSUs will be forfeited.

On the Award Date, the Committee approved a form of Non-Employee Director Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The material terms and conditions of director compensation, as revised, are set forth in Exhibit 10.3 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Form of Deferred Compensation Agreement for Non-Employee
Directors's Fees

10.2 Form of Non-Employee Director Restricted Stock Unit Agreement

10.3 Director Compensation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

June 17, 2005	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Deferred Compensation Agreement for Non-Employee Director's Fees
10.2	Form of Non-Employee Director Restricted Stock Unit Agreement
10.3	Director Compensation